As filed with the Securities and Exchange Commission on August 29, 1997

                                          Registration No. 333 - ________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                      ----------------------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                      ----------------------------------

                        Parallel Petroleum Corporation
            (Exact name of registrant as specified in its charter)

        Delaware                                            75-1971716
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)


One Marienfeld Place, Suite 465
        Midland, Texas                                       79701
(Address of principal executive offices)                   (Zip Code)


    Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan
                           (Full title of the plan)

                                Larry C. Oldham
                                   President
                        One Marienfeld Place, Suite 465
                             Midland, Texas  79701
                    (Name and address of agent for service)

                                 915-684-3727
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                               Thomas W. Ortloff
                            Lynch, Chappell & Alsup
                         300 N. Marienfeld, Suite 700
                             Midland, Texas 7970l
                                (915) 683-3351

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed           Proposed
                                      Maximum            Maximum      Amount of
Title of Securities  Amount to be   Offering Price      Aggregate   Registration
 To Be Registered     Registered      Per Share*     Offering Price     Fee
________________________________________________________________________________
Common Stock,
$.01 par value         500,000          $5.72           $2,860,000     $867.00
_______________________________________________________________________________


* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on August 25, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

    (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

    (4) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

    (5) The description of Registrant's securities sections (Item 1 and Item 3) from the Registrant's registration of securities on Form 8-A, dated December 18, 1980, as amended by Amendment No. 1 under cover of Form 8, dated January 30, 1981, as further amended by Amendment
         No. 2 under cover of Form 8 dated, January 14, 1992, pursuant to
         Section 12(g) of the Exchange Act.

    All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

    The validity of the issuance of the Common Stock issuable upon exercise of stock options granted or to be granted under the Registrant's Non-Employee Directors Stock Option Plan has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. Thomas W. Ortloff, a shareholder in the firm of Lynch, Chappell & Alsup, is the Secretary of the Registrant.

Item 6.   Indemnification of Directors and Officers

    Article X of the Registrant's Bylaws provides, generally, that the Registrant shall indemnify to the full extent authorized by law any person who may be or is involved, as a party or otherwise, in an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant. In addition, the Registrant shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding.
Article X also authorizes the Registrant to purchase and maintain insurance on behalf of directors, officers, employees and agents of the Registrant, against any liability asserted against and incurred by such person in any such capacity.

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall beindemnified against expenses actually and reasonably incurred by him in connectiontherewith; that expenses incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

Item 8.   Exhibits


         Exhibit No.                     Description
         -----------                     ------------
            *5.1              Opinion and Consent of Lynch, Chappell & Alsup, a
                              Professional Corporation

           *23.1              Consent of KPMG Peat Marwick LLP

           *23.2              Consent of Joe C. Neal & Associates

           *24.1              Power of Attorney contained on Page 8 hereof

__________
*  Filed herewith.

Item 9.   Undertakings

         (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given a copy of Registrant's Annual Report to Stockholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of such person. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such person.

         (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all persons participating in the Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan, who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4)  The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (4)(a)(i) and (4)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 14th day of August, 1997.

                                       PARALLEL PETROLEUM CORPORATION



                                       By: /s/ Larry C. Oldham
                                           ---------------------------
                                           Larry C. Oldham, President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Cambridge and Larry C.
Oldham and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                    Title                          Date
------------------------   ----------------------             --------------

/s/ Thomas R. Cambridge    Chairman of the Board of Directors
-----------------------       and Chief Executive Office
Thomas R. Cambridge           (Principal Executive Officer)    August 14, 1997


/s/ Larry C. Oldham        President, Treasurer and Director
-----------------------       (Principal Executive Officer)    August 14, 1997
Larry C. Oldham


/s/ Danny H. Conklin       Director                            August 14,1997
-----------------------
Danny H. Conklin


/s/ Ernest R. Duke         Director                            August 14, 1997
-----------------------
Ernest R. Duke


/s/ Myrle Greathouse       Director                            August 14, 1997
-----------------------
Myrle Greathouse


/s/ Charles R. Pannill     Director                            August 14, 1997
-----------------------
Charles R. Pannill


                                 EXHIBIT INDEX


Exhibit No.                      Description
-----------                      ----------------------------------
*  5.1                           Opinion and Consent of Lynch, Chappell &
                                 Alsup, a Professional Corporation

* 23.1                           Consent of KPMG Peat Marwick LLP


* 23.2                           Consent of Joe C. Neal and Associates


* 24.1                           Power of Attorney contained on Page 8 hereof


___________
*Filed herewith.